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                                  EXHIBIT 10.3


                   AMENDMENT NUMBER 2 TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT NUMBER 2 TO EMPLOYMENT AGREEMENT is being made and entered into as of the 14th day of March 2000, by and between CAREDATA.COM, INC., a Delaware corporation formerly known as "Medirisk, Inc." (the "Company") and MARK A. KAISER ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and Employee are parties to an Employment Agreement dated as of 18 August 1998, and amended as of 4 November 1998 ("Amendment Number 1"), pursuant to which Company employs Employee; and

         WHEREAS, the Company and Employee desire to amend the Employment Agreement;

         NOW, THEREFORE, in consideration of the compensation payable to Employee pursuant to the Employment Agreement, and the mutual promises, covenants, representations and warranties contained therein, the sufficiency of which are hereby acknowledged, the parties hereto do amend the Employment Agreement as follows:

         TERMINATION FOR GOOD REASON. Section 5(c) is amended by inserting the word "or" after clause (v) and deleting clause (vii) therefrom in its entirety.

         TERMINATION FOLLOWING CHANGE IN CONTROL. Section 5(e)(iii) is amended by deleting the first sentence therefrom and inserting in lieu thereof the following:

              If (x) within twelve months following a Change in Control (as defined below), either (A) the Company terminates the employment of Employee hereunder without Cause under Section 5(a) above, or
              (B) Employee resigns from a declined reassignment of a job that is not reasonably equivalent in responsibility or compensation or that is not in the same geographic area, or (y) within 180 days following a Change in Control (as defined below), Employee terminates this Agreement by written notice from Employee to the Company, then, in lieu of any other compensation that may be specified herein, Employee shall receive an amount equal to two
              (2) multiplied by the sum of the annual Base Compensation (as then in effect) plus an amount of annual bonus for the current year (the annual bonus for the current year shall be equal in amount to the annual bonus calculated in accordance with Section 3(c) as if the date of termination was the last day of the current annual period, adjusted pro-rata for the portion of the current annual period completed on the date of termination), payable by the Company in a single lump-sum payment, to be paid not later than thirty days (30) after termination.


         EFFECT. Except as specifically modified and amended in this Amendment and Amendment Number 1, the parties ratify and affirm all of the covenants and agreements set forth in the Employment Agreement, which shall continue in full force and effect as modified hereby.

         IN WITNESS WHEREOF, the Company and Employee have executed this Amendment on the day and year first above written.

                                          COMPANY:

                                          CAREDATA.COM, INC.


                                          By:


                                          /s/  Barry W. Burt
                                          --------------------------------
                                          BARRY W. BURT
                                          Vice President & General Counsel


                                          EMPLOYEE:


                                          /s/ Mark A. Kaiser
                                          --------------------------------
                                          MARK A. KAISER



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